                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               MAXTOR CORPORATION
                                       AT

                              $6.70 NET PER SHARE
                                       BY

                           HYUNDAI ACQUISITION, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                          HYUNDAI ELECTRONICS AMERICA

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON THURSDAY, DECEMBER 7, 1995 UNLESS THE OFFER IS EXTENDED.

                                                                NOVEMBER 8, 1995

To Brokers, Dealers, Banks,
  Trust Companies and Other Nominees:

     We have been engaged by Hyundai Acquisition, Inc. (the "Purchaser"), a Delaware corporation, which is a wholly owned subsidiary of Hyundai Electronics America ("Parent"), a California corporation, and by Parent to act as Dealer Manager in connection with the Purchaser's offer to purchase any and all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Maxtor Corporation (the "Company"), a Delaware corporation, at $6.70 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 8, 1995 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

     Enclosed herewith are copies of the following documents:

          1. Offer to Purchase dated November 8, 1995;

          2. Letter of Transmittal to be used by stockholders of the Company in accepting the Offer and tendering Shares;

          3. A letter to stockholders of the Company from C.S. Park, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company;

          4. A printed form of letter that may be sent to your clients for whose account you hold Shares in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          5. Notice of Guaranteed Delivery;

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7. Return envelope addressed to Citibank, N.A., the Depositary.

     THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, CONDITIONED ON, AMONG OTHER THINGS, THE OBTAINMENT OF FINAL APPROVAL OF ALL NECESSARY GOVERNMENTAL OFFICIALS AND AGENCIES OF THE REPUBLIC OF KOREA TO CONSUMMATE THE OFFER, THE MERGER OF THE PURCHASER WITH AND INTO THE COMPANY PROMPTLY AFTER THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS SET FORTH IN THE OFFER TO
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PURCHASE (THE "MERGER") AND THE OTHER TRANSACTIONS CONTEMPLATED BY AN AGREEMENT
AND PLAN OF MERGER (THE "MERGER AGREEMENT"), DATED AS OF NOVEMBER 2, 1995, BY AND AMONG PARENT, THE PURCHASER AND THE COMPANY, WITHOUT ANY CONDITIONS REASONABLY DEEMED BY PARENT TO MATERIALLY ADVERSELY AFFECT THE INTENDED ECONOMIC BENEFITS TO IT AND ITS AFFILIATES OF THE OFFER, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. IT IS NOT POSSIBLE TO PREDICT THE AMOUNT OF TIME NECESSARY TO OBTAIN THIS GOVERNMENTAL APPROVAL OR WHETHER SUCH APPROVAL CAN BE OBTAINED. IT IS ANTICIPATED, HOWEVER, THAT THE TIME NECESSARY TO OBTAIN SUCH APPROVAL WILL EXTEND BEYOND THE EXPIRATION DATE SET FORTH ABOVE, AND, SUBJECT TO THE OTHER CONDITIONS OF THE OFFER, THE PURCHASER INTENDS TO EXTEND THE OFFER FROM TIME TO TIME UNTIL SUCH APPROVAL HAS BEEN RECEIVED.

     We urge you to contact your clients promptly. Please note that the Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, December 7, 1995, unless extended.

     Neither the Purchaser nor Parent will pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. You will be reimbursed by the Purchaser upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your customers.

     Additional copies of the enclosed material may be obtained by contacting the Dealer Manager or the Information Agent at the addresses and telephone number set forth on the back cover of the enclosed Offer to Purchase.

                                Very truly yours,

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE PURCHASER, PARENT, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.